NEW JERSEY DEPARTMENT OF THE TREASURY
DIVISION OF REVENUE AND ENTERPRISE SERVICES

CERTIFICATE OF INC, (PROFIT)

NEW JERSEY DEPARTMENT OF THE TREASURY
DIVISION OF REVENUE AND ENTERPRISE SERVICES

CERTIFICATE OF INC, (PROFIT)

ARC287BC CORPORATION

0400707991

The above-named DOMESTIC PROFIT CORPORATION was duly filed in accordance with New Jersey state law on 12/10/2014 and was assigned identification number 0400707991. Following are the articles that constitute its original certificate.

1. **Name:**
   ARC287BC CORPORATION
2. **Registered Agent:**
   WILSON BEZERRA
3. **Registered Office:**
   232 UNION BLVD
   TOTOWA, NJ 07512 2670
4. **Business Purpose:**
   BICYCLE COMPANY
5. **Stock:**
   20000000
6. **Effective Date of this Filing is:**
   01/01/2015
7. **Designation of Shares:**
   01/01/2015
8. **First Board of Directors:**

   WILSON X BEZERRA
   232 UNION BLVD
   TOTOWA, NJ 07512 2670

   SILVANA BEZERRA
   232 UNION BLVD
   TOTOWA, NJ 07512 2670
9. **Incorporators:**

   WILSON X BEZERRA
   232 UNION BLVD
   TOTOWA, NJ 07512 2670

   SILVANA BEZERRA
   232 UNION BLVD
   TOTOWA, NJ 07512 2670
10. **Main Business Address:**
    232 UNION BLVD
    TOTOWA, NJ 07512 2670

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